PHOTOMATRIX, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         1. Purpose. This Employee Stock Purchase Plan (the "Plan") is intended to serve as an incentive to and to encourage stock ownership by certain eligible employees of Photomatrix, Inc., a California corporation (the "Corporation"), so that they may acquire or increase their proprietary interest in the success of the Corporation, and to encourage them to remain in the service of the Corporation. This Plan is intended to qualify as an employee stock purchase plan, as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         2.       Administration.

                  2.1 Committee. The Plan shall be administered by the Board of Directors or a committee of three members or others designated by the Board of Directors of the Corporation (the "Committee"). The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

                  2.2 Term. If the Board of Directors selects a Committee, the members of the Committee shall serve on the Committee for a period of time as determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

                  2.3 Authority. The Committee shall have sole discretion and authority to prescribe, amend and rescind the rules and regulations relating to the Plan and to make all other determinations necessary and advisable for the administration of the Plan.

                  2.4 Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final and binding on all parties having an interest in the Plan or any option granted hereunder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the plan.

                  2.5 Agent. The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an agent ("Agent") to administer the Plan, purchase and sell shares of common stock in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time.


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                  2.6  Purchase  of Common  Stock by the Plan.  The Agent  shall either receive stock which has been purchased for the Plan by the Corporation on the open market or purchase for the Plan shares of common stock on the open market. In the former case, the Plan shall repay the Corporation the actual purchase price of the common stock as options are exercised. In the latter case, the Plan shall borrow the money necessary to acquire the shares from the Corporation and shall repay the loan as options are exercised. Purchases of common stock for the Plan shall be held in trust until such time as options held by participating Eligible Employees (as defined in Section 3 herein) are exercised pursuant to the terms of this Plan. Upon exercise of an option by an Eligible Employee, the shares of common stock purchased shall be distributed directly to Eligible Employee. Notwithstanding any other provision in this Agreement, the total number of common stock authorized to be purchased and allocated to Eligible Employees under the Plan shall not exceed 750,000 shares.

         3.       Eligibility.

                  3.1 General. All regular employees of the Corporation, or any "parent" or "subsidiary" corporation of the Corporation, as defined in Section 424 of the Code ("Parent" or "Subsidiary") who (i) are working at least 20 hours per week and (ii) have been in the continuous employment of the Corporation for more than 6 months are eligible to participate (each, an "Eligible Employee"). All Eligible Employees who elect to participate in this Plan shall have the same rights and privileges except as provided in Section 3.6. Notwithstanding the above, employees of a Parent or Subsidiary shall only be Eligible Employees if the Committee designates such corporation as a participant. For purposes of this Plan, the term "Corporation" shall otherwise include any Parent or Subsidiary, if applicable. Employees whose customary employment is for not more than five months in any calendar year are excluded from this Plan.

                  3.2 Excluded Eligible Employees. Notwithstanding any other provision in this Plan, no employee can be granted the right to purchase stock under this Plan if such employee, (i) is customarily not employed by the Corporation for more than five months a year; or (ii) immediately after the right to purchase such stock is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of the Corporation's stock. For purposes of determining stock ownership, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options, including rights to purchase stock under this Plan, shall be treated as stock owned by the employee.

                  3.3 Participation. Eligible Employees who wish to participate and purchase shares under this Plan shall execute a form to be furnished by the Corporation, indicating that they authorize and instruct the Corporation to deduct from their pay a specified percentage of their respective Base Compensation (as defined below), to be applied toward the purchase of stock pursuant to this Plan for each individual's account. All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account. Subject to Section 3.6, each participant may designate any whole percentage of his or her base salary or any fixed dollar amount per pay period to be contributed to the Plan on his or her behalf; provided that any fixed dollar amount shall not exceed 10% of such Eligible Employee's Base Compensation for each Quarter Period (as defined in Section 3.5). Upon the participant's written request to the Corporation, the amount of the payroll deduction will be

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changed as of the next Entry Date (as  defined in Section  3.5)  following  such request. Nonparticipating employees who are eligible or become eligible may execute payroll deduction authorizations and become participants in the Plan as of the Entry Date after which they first satisfy the eligibility requirements set forth in Section 3.1. The election by the participant must be received prior to the Entry Date. Payroll deductions will commence with pay checks issued not later than the next pay period after the Entry Date following receipt of the employee's signed payroll deduction authorization.

                  3.4 Grant of Option. Upon the Agent's purchase or receipt of common stock pursuant to this Plan, the Corporation, if so determined in its sole discretion, shall grant to participating Eligible Employees, subject to all the terms and provisions of this Plan, the right to purchase the common stock. The number of option shares a participating Eligible Employee is deemed to have been granted and the option price of shares purchased shall be calculated in the manner specified in Section 4.

                  3.5 Exercise of Option. Until the Plan is terminated, for every quarter period ("Quarter Period"), beginning on the 1st day of January, the 1st day of April, the 1st day of July and the 1st day of October in each Plan year, and terminating on March 31 of such year for a period beginning January 1, June 30 of such year for a period beginning April 1, September 30 of such year for a period beginning July 1 and December 31 of such year for a period beginning October 1, unless a participant gives written notice to the Corporation, a participant's option to acquire stock with payroll deductions will be deemed to have been exercised, to the extent of the cash available in such account, automatically on the Termination Date of the applicable Quarter Period for the purchase of the number of whole shares of stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 4.1), and any excess in the participant's account at that time will be retained in the account and be applied toward the following Quarter Period until such time as the participant withdraws from the Plan or when the Plan is discontinued. No fractional shares of common stock shall be issued under any circumstances. As used in the Plan, "Entry Date" means the January 1, April 1, July 1, or October 1, as the case may be, on which the particular Quarter Period begins and "Termination Date" means the March 31, June 30, September 30 or December 31, as the case may be, on which the particular Quarter Period terminates. Common stock purchased under the Plan shall be distributed directly to the participant.

                  3.6 Limitation on Participation. An Eligible Employee may not elect to contribute to the Plan more than the lesser of $8,000 or 10% (these standards are not mandatory and may be adjusted) of such Eligible Employee's Base Compensation (as defined below) for the calendar year. "Base Compensation" means the base compensation paid in cash to a participant by the Corporation, including salaries and wages, but excluding bonuses, incentive compensation, commissions, overtime pay, moving or relocation allowances, car allowances, imputed income attributable to cars, taxable fringe benefits and similar items. In addition, a participant may not elect to make such contributions to the Plan which would permit stock with a fair market value exceeding $25,000 to be purchased for his or her account in any calendar year under all plans of the Corporation as determined under Section 423 of the Code. For this purpose, the fair market value

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of the stock will be determined at the time that the  participant is granted the right to purchase stock. All share amounts set forth herein are subject to adjustment as provided in Section 5.

                  3.7 Delivery of Stock. Certificates for whole shares of common stock shall be issued to participants within sixty (60) days (or such shorter period of time as the Committee, in its sole discretion, may determine) following the purchase of shares of common stock by a participant. A fee fixed by the Agent or transfer agent, as the case may be, may be charged to the participant for the issuance of certificates of shares of common stock and for the replacement of lost certificates. The Committee may adopt, amend or repeal any guidelines for requirements necessary for the custody and delivery of the common stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

                  3.8 Discontinuing Payroll Deductions. If a participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Corporation. Discontinuation of payroll deductions shall be treated as an election to withdraw from the Plan and amounts standing to the Participant's credit prior to his or her election to discontinue contributions shall be distributed to him or her in accordance with Section 3.9.

                  3.9 Withdrawal or Termination. A participant may elect to withdraw from the Plan by filing the prescribed form with the Corporation at any time. If the participant withdraws from the Plan, the participant will be returned all accumulated payroll deductions which have not been used to purchase stock, without interest. A participant who discontinues contributions to the Plan under Section 3.8, or withdraws from the Plan under this Section may again become a participant, if he or she is then an Eligible Employee, by following the procedure described in Section 3.4.

                  3.10 Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant.

                  3.11 Termination. In the event of a participant's death or termination of employment, the discontinuance of the Plan by the Corporation, the election of the employee to withdraw from the Plan for any reason, or in the event the employee is no longer an Eligible Employee, all of such participant's accumulated payroll deductions contributed to the Plan during the applicable Quarter Period in which such withdrawal or termination occurs will be distributed, without interest, to his or her name or order, or in the event of death, to the name of his or her legal representative, as promptly as practicable and all options granted pursuant to this Plan shall terminate and be null and void.

                  3.12 Limitation on Subscriptions. The total number of shares of stock available for purchase under the Plan is 750,000 shares, subject to adjustment as set forth in Section 5. In the event that the aggregate number of shares that all participants are eligible to purchase on a Termination Date based on the amount of payroll withholdings exceeds the maximum number of shares remaining available for issuance under this Section, then the number of shares to which each

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participant is entitled shall be determined by multiplying  the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such participant is able to purchase and the denominator of which is the number of shares that all participants are able to purchase.

                  3.13 Expenses. All costs of maintaining records and executing transfers will be borne by the Corporation.

                  3.14 Fair Market Value. The fair market value of a share of stock on any relevant date shall be determined in accordance with the following provisions:

                           3.14.1 If the stock at the time is neither listed nor
admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be the value of the stock as determined by the Board of Directors in their last valuation of the Stock, after taking into account such factors as the Board of Directors shall deem appropriate.

                           3.14.2  If the  stock  is not at the time  listed  or
admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                           3.14.3 If the stock is at the time listed or admitted
to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  3.15 Fees and Commissions. Each participant shall be fully responsible for (i) any brokerage fees and commissions charged for the sale of common stock (but not brokerage fees and commissions charged upon the acquisition of the stock; and (ii) any taxes owed by them as a result of participation in the Plan.

                  3.16 Expiration of Time to Exercise Options. To the extent options granted pursuant to Section 4 herein are not exercised within five years from the date such options are granted, such options shall be deemed expired and shall no longer be exercisable.


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                  3.17 Priority. Payments made through payroll withholding shall be applied to the options granted to a participant in the order in which they are received, i.e. the first options granted shall be the first options exercised.

         4.       Granting of Options.

                  4.1 Number of Option Shares. Upon purchase or receipt of common stock by the Agent for the Plan which the Corporation determines it will issue options that are subject to this Plan, the Company shall give written notice to all participating Eligible Employees. Such employees shall have twenty
(20) days from delivery of notice to elect to participate in the purchase of such shares by delivering to Agent written notice indicating such election. Subject to the limitations contained herein, each employee making such election shall be deemed to have a right to purchase a maximum number of shares of the stock of the Company equal to an amount determined as follows: an amount equal to (i) number of shares purchased or acquired by the Agent multiplied by (ii) the employee's Base Compensation as specified in Section 3.6 divided by (iii) the total Base Compensation of all employees electing to participate in the purchase of shares pursuant to this Section 4.1. The market value of the Company's stock shall be determined as provided in Section 3.14.

                  4.2 Option Price. The option exercise price of option granted pursuant to this Plan shall be equal to or greater than 85% of the fair market value on the date of grant as determined by the Company.

         5.       Adjustments upon Changes in Capitalization.

                  5.1 Subdivision or Consolidation. Subject to any required action by shareholders of the Corporation, the number of shares of stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation including, but not limited to, a stock split, reverse stock split, recapitalization, combination or reclassification. Any fraction of a share subject to an option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

                  5.2 Capital Transactions. Upon a sale or exchange of all or substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation or similar transaction ("Capital Transaction"), this Plan and each option to purchase stock issued under this Plan shall terminate, unless such options are assumed by a successor corporation in the Capital Transaction, on the date of such Capital Transaction; provided, however, that unless the outstanding options are assumed by a successor corporation in the Capital

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Transaction,  all funds held in any  participant's  account shall be returned to such participant as set forth in Section 3.9.

                  5.3 Adjustments. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                  5.4 Ability to Adjust. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

                  5.5 Notice of Adjustment. Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each participant, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

                  5.6 Limitation on Adjustments. Any adjustment, assumption or substitution shall not provide any participant with any additional benefit under his or her option and shall comply with Section 425 of the Code, if applicable.

         6. Transferability. Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of a participant only by such participant. Any transfer in violation of this provision shall void such option. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

         7. Rights as a Shareholder. A participant shall have no rights as a shareholder with respect to any stock underlying any option until the date of the issuance to such participant a certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5.

         8. No Right of Employment. Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any participant. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

         9. Amendment of the Plan. The Board of Directors of the Corporation may, subject to any requested shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever.


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         10.  Term of  Plan.  This  Plan is  effective  on the  date the Plan is adopted by the Board of Directors and options may be granted pursuant to the Plan from time to time until June 30, 2008.

         11. Approval of Board of Directors and Shareholders. The Plan shall not take effect until approved by the Board of Directors of the Corporation. This Plan shall be approved by a vote of the shareholders by June 30, 1999. In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or un-vested, shall be rescinded and shall be null and void.

         12. Application of Funds. The proceeds received by the Corporation from the sale of stock pursuant to options may be used for general corporate purposes.

         13. Reservation of Shares. The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of shares of stock as shall be sufficient to satisfy the requirements of the Plan.

         14. No Obligation to Exercise Option. The granting of an option shall not impose any obligation upon the participant to exercise such option.

         15. Withholding Taxes. Notwithstanding anything else to the contrary in the Plan, the exercise of any option shall be conditioned upon payment by such participant in cash, or other provisions satisfactory to the Committee of all local, state and federal withholding taxes applicable, in the Committee's judgment, to the exercise or to later disposition of shares acquired upon exercise of an option.

         16. Securities Laws Compliance. Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any share pursuant to this Plan unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Act, and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws. As a condition to exercise of any option, each participant shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or qualification under any applicable state securities law. Any share certificates issued pursuant to this Plan shall bear any applicable legends that may be desirable or necessary as determined in the sole and absolute discretion of the Corporation.

         17. Notices. Any notice to be given under the terms of this Plan shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to participant shall be addressed to such participant at the address maintained by the Corporation for such person or at such other address as the participant may specify in writing to the Corporation. All notices, requests, demands and other communications under this Plan shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally to the party to whom notice is to be given, or on the third (3rd) day after mailing if mailed to the party to whom notice is given, by first class mail, registered or certified, postage prepaid, and properly addressed. Either party may

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change the address to which  notices to such party are to be addressed by giving the other party hereto written notice of such change in the manner herein set forth.

         18. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

         19. Arbitration. In the event of any dispute between the Corporation and a participant regarding this Plan, the dispute and any issue as to the arbitrability of such dispute, shall be settled to the exclusion of a court of law, by arbitration in San Diego, California, by a panel of three arbitrators (each party shall choose one arbitrator and the third shall be chosen by the two arbitrators so selected) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The decision of a majority of the arbitrators shall be final and binding upon the parties. All costs of the arbitration and the fees of the arbitrators shall be allocated between the parties as determined by a majority of the arbitrators, it being the intention of the parties that the prevailing party in such a proceeding be made whole with respect to its expenses.

         20. Governing Law. This Plan shall be governed by the laws of the State of California.

         21. Descriptive Headings. Titles to Sections are solely for information purposes.

         22. Information. All participants in the Plan shall be distributed financial statements of the Corporation at least annually.

         23. Rule 16(b). To the extent required, the Plan is intended to comply with Rule 16(b)(3) of the Exchange Act as then in effect or any successor provisions ("Rule 16(b)(3)") and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16(b)(3) shall be inoperative and shall not affect the validity of the Plan. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act and Rule 16(b)(3), as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

         As adopted by the Board of Directors effective _________________.


                                     PHOTOMATRIX, INC., a California corporation


                                     By:
                                     Its:


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